UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2012

State Street Corporation
(Exact name of registrant as specified in its charter)
Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:	(617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 18, 2012, State Street Corporation (“State Street” or the “Company”) issued a news release announcing its results of operations and related financial information for full-year 2011 and the fourth quarter of 2011.  A copy of that news release is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

In addition, a copy of a slide presentation pertaining to State Street’s investment portfolio as of December 31, 2011, which will be referenced in connection with the investor conference call to be held by the Company on January 18, 2012, is furnished with this Form 8-K as Exhibit 99.2.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On January 18, 2012, State Street announced additional expense control measures designed to better calibrate the Company’s expenses to its outlook for its capital markets-facing businesses in 2012, which resulted in fourth-quarter 2011 pre-tax charges of $120 million ($0.15 per share).  These charges included $83 million ($0.11 per share) resulting from the Company’s withdrawal from its fixed-income trading initiative and $37 million ($0.04 per share) of severance and benefits costs associated with other targeted staff reductions.  The $83 million charge associated with the fixed-income trading initiative included $38 million ($0.05 per share) related to changes in the fair value of the initiative’s trading portfolio, $25 million ($0.03 per share) of severance and benefits costs and $20 million ($0.03 per share) of costs associated with asset write-downs and contract terminations.

During the fourth quarter of 2011, the Company commenced a series of actions that concluded on January 13, 2012 with its commitment to fully withdraw from its fixed-income trading initiative and to undertake other targeted staff reductions.  It anticipates that all staff reductions will be substantially completed by the end of 2012.  In addition, as a result of the withdrawal from its fixed-income trading initiative, the Company intends to wind down the initiative’s remaining trading portfolio.  At December 31, 2011, this trading portfolio consisted primarily of derivative assets with an aggregate fair value of approximately $1.89 billion and derivative liabilities with an aggregate fair value of approximately $1.78 billion.  The Company’s consolidated results of operations for future periods, during which the trading portfolio is wound down, may be affected, potentially materially, by the impact of economic and market conditions, including changes in credit profiles and currency and yield spreads, on the valuation of, or trade execution for, the initiative’s remaining trading portfolio.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2012, State Street amended its Management Supplemental Retirement Plan to reduce from 6% to 5% the Company’s matching contributions under the plan.  As amended, the Company will annually provide each participant in the plan with a contribution equal in amount to that participant’s annual contribution; however, the Company’s contribution will be limited to a maximum of 5% of the participant’s eligible compensation.  Prior to the amendment, the Company’s contribution was limited to a maximum of 6% of the participant’s eligible compensation.  Each of the Company’s current named executive officers identified in the proxy statement for its 2011 annual meeting of shareholders is eligible to participate in the plan.  The amendment is effective as of January 1, 2012.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined by United States securities laws, including statements relating to State Street’s expectations concerning the wind-down of the remaining trading portfolio of its former fixed-income trading initiative and the completion of the staff reductions announced today. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “anticipate,” “intend,” "plan," "expect," "look," "believe," "estimate," "seek," "may," "will," "trend," "target,” and "goal," or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing the Company’s expectations or beliefs as of any date subsequent to January 18, 2012.

Important factors that may affect future results and outcomes include, but are not limited to:

  the manner in which the Federal Reserve and other regulators implement the Dodd-Frank Act, Basel III and other regulatory initiatives in the U.S. and internationally, including any increases in the minimum regulatory capital ratios applicable to the Company and regulatory developments that result in changes to the Company’s operating model or other changes to the provision of its services in order to comply with or respond to such regulations;
  required regulatory capital ratios under Basel II and Basel III, in each case as fully implemented by State Street and State Street Bank (and in the case of Basel III, when finally adopted by the Federal Reserve), which may result in the need for substantial additional capital or increased levels of liquidity in the future;
  approvals required by the Federal Reserve or other regulators for the use, allocation or distribution of its capital or other specific capital actions or programs, including equity repurchases, which approvals may restrict or limit the Company’s growth plans, distributions to shareholders, equity repurchase programs or other capital initiatives;
  changes in law or regulation that may adversely affect the Company, its clients’ or its counterparties’ business activities and the products or services that it sells, including additional or increased taxes or assessments thereon, capital adequacy requirements and changes that expose it to risks related to compliance;
  financial market disruptions and the economic recession, whether in the U.S., Europe or other regions, internationally;
  the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities, and the liquidity requirements of the Company’s clients;
  increases in the volatility of, or declines in the levels of, the Company’s net interest revenue, changes in the composition of the assets on the Company’s consolidated balance sheet and the possibility that the Company may be required to change the manner in which it funds those assets;

  the financial strength and continuing viability of the counterparties with which the Company or its clients do business and to which the Company has investment, credit or financial exposure including, for example, the direct and indirect effects on counterparties of the pending sovereign debt risks in Europe;
  the credit quality, credit agency ratings, and fair values of the securities in the Company’s investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in its consolidated statement of income;
  delays or difficulties in the execution of the Company’s previously announced business operations and information technology transformation program, which could lead to changes in its estimates of the charges, expenses or savings associated with the planned program, resulting in increased volatility of the Company’s earnings;
  the maintenance of credit agency ratings for the Company’s debt and depository obligations as well as the level of credibility of credit agency ratings;
  the results of, and costs associated with, government investigations, litigation, and similar claims, disputes, or proceedings;
  the risks that acquired businesses and joint ventures will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected disynergies will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced and that disruptions from the transaction will harm relationships with clients, employees or regulators;
  the ability to complete acquisitions, divestitures and joint ventures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions;
  the performance of and demand for the products and services the Company offers, including the level and timing of redemptions and withdrawals from its collateral pools and other collective investment products;
  the possibility that the Company’s clients will incur substantial losses in investment pools where it acts as agent, and the possibility of significant reductions in the valuation of assets;
  the Company’s ability to attract deposits and other low-cost, short-term funding;
  potential changes to the competitive environment, including changes due to the effects of consolidation, and perceptions of State Street as a suitable service provider or counterparty;

  the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally;
  the Company’s ability to measure the fair value of the investment securities on its consolidated balance sheet;
  the Company’s ability to control operating risks, data security breach risks, information technology systems risks and outsourcing risks, and the Company’s ability to protect its intellectual property rights, the possibility of errors in the quantitative models the Company uses to manage its business and the possibility that its controls will prove insufficient, fail or be circumvented;
  adverse publicity or other reputational harm;
  the Company’s ability to grow revenue, attract and/or retain and compensate highly skilled people, control expenses and attract the capital necessary to achieve its business goals and comply with regulatory requirements;
  the potential for new products and services to impose additional costs on the Company and expose it to increased operational risk;
  changes in accounting standards and practices; and
  changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due.

Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in the Company’s 2010 Annual Report on Form 10-K and the Company’s subsequent SEC filings. The Company encourages investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision.  The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, January 18, 2012, and the Company does not undertake efforts to revise those forward-looking statements to reflect events after that date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

State Street Corporation’s news release dated January 18, 2012, announcing its full-year 2011 and fourth-quarter 2011 results of operations and related financial information, is furnished herewith as Exhibit 99.1, and a slide presentation pertaining to State Street’s investment portfolio, which will be made available in connection with the investor conference call referenced in the January 18, 2012 news release, is furnished herewith as Exhibit 99.2.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ James J. Malerba
		Name:	James J. Malerba
		Title:	Executive Vice President,
Corporate Controller and
Chief Accounting Officer
Date:	January 18, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	State Street’s news release dated January 18, 2012, announcing its full-year 2011 and fourth-quarter 2011 results of operations and related financial information.

99.2	Slide presentation pertaining to State Street’s investment portfolio as of December 31, 2011.